UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2016

PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PBF Energy Inc. (“PBF Energy” or the “Company”) was held on May 3, 2016.  At the Annual Meeting, the stockholders elected each of the following individuals to serve on PBF Energy’s Board of Directors for a term of one year, or until his or her successor is duly elected and qualified, with the votes, rounded to the nearest whole share, cast as follows:

NAME	FOR	AGAINST	ABSTAIN	NON-VOTES
Thomas D. O’Malley	88,521,497	—	414,602	3,803,216
Spencer Abraham	76,236,118	—	12,699,981	3,803,216
Wayne A. Budd	87,881,946	—	1,054,153	3,803,216
S. Eugene Edwards	88,387,445	—	548,654	3,803,216
William Hantke	88,591,932	—	344,167	3,803,216
Dennis M. Houston	88,656,841	—	279,258	3,803,216
Edward F. Kosnik	88,657,642	—	278,270	3,803,403
Robert J. Lavinia	88,629,192	—	306,720	3,803,403
Eija Malmivirta	88,623,179	—	312,738	3,803,398
Thomas J. Nimbley	88,662,067	—	273,845	3,803,403
In addition, the following proposals were voted at PBF Energy’s Annual Meeting:
The ratification of the appointment of Deloitte & Touche LLP to serve as PBF Energy’s independent registered public accounting firm for 2016 was approved by the stockholders, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
92,402,978	215,357	120,980	—
With respect to the advisory vote regarding the compensation of PBF Energy’s Named Executive Officers, which vote is referred to as the “Say-on-Pay Vote”, the stockholders have approved the compensation of PBF Energy’s Named Executive Officers, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
86,462,078	2,089,328	384,683	3,803,226
With respect to the proposal to approve the amendment and restatement of the PBF Energy Inc. 2012 Equity Incentive Plan (the "2012 Equity Incentive Plan") to, among other things, extend the expiration date, increase the number of shares reserved for issuance under the plan by 3,000,000 shares and reapprove the material terms of the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, the stockholders have approved the amendment and restatement of the 2012 Equity Incentive Plan, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
85,065,891	1,704,241	2,165,964	3,803,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2016

PBF Energy Inc.
(Registrant)

By:	/s/ Trecia Canty
Name:	Trecia Canty
Title:	Senior Vice President, General Counsel